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                                                  EXHIBIT 4.2


                         U.S. HOME CORPORATION


                      EMPLOYEE STOCK PAYMENT PLAN



1.  Purpose.

The purpose of the U.S. Home Corporation Employee Stock Payment Plan (the "Plan") is to increase the ownership stake of key employees of U.S. Home Corporation and its subsidiaries or divisions (the "Company") by paying a percentage of such employees' annual incentive compensation in shares of Stock (as defined herein) in lieu of cash.

2.  Administration.

(a) The board of directors of the Company (the "Board") will (i) administer the Plan, (ii) establish, subject to the provisions of the Plan, such rules and regulations as it may deem appropriate for the proper administration of the Plan and (iii) make such determinations under, and such interpretations of, and take such steps in connection with, the Plan or the Stock issued thereunder as it may deem necessary or advisable.

(b) The Board may from time to time appoint a Committee (the "Committee"), which shall initially be the Compensation and Stock Option Committee of the Board, which will be comprised of at least three members, all of whom are disinterested persons (as defined herein), and may delegate to the Committee full power and authority to take any and all action required or permitted to be taken by the Board under the Plan, whether or not the power and the authority of the Committee is hereinafter fully set forth. The members of the Committee may be appointed from time to time by the Board and serve at the pleasure of the Board. The Board, if each member is a disinterested director, or the Committee, as applicable, will hereinafter be referred to as the "Administrator."

(c) For the purposes of this Section 2, a "disinterested person" is a person who, on a given date, is disinterested within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

3.  Stock.

The stock (the "Stock") which is the subject of the Plan will be the shares of common stock of the Company, $.01 par value per share, whether authorized and unissued or treasury stock. The total number of shares of Stock which may be issued under the Plan will not exceed, in the aggregate, 250,000, subject to adjustment in accordance with the provisions of Section 7 hereof.
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4.  Award of Stock.

(a) All employees of the Company, including, but not limited to, corporate officers, presidents of operations and division presidents (each an "Employee" and collectively, "Employees"), are eligible to receive Stock in accordance with the terms hereof.

(b) Up to 25%, which amount may be subject to change from time to time by the Administrator, of the annual incentive compensation (i.e., all amounts other than Base Salary (as defined herein)) payable to an Employee pursuant to any incentive compensation plans or the incentive compensation provisions of any employment or compensation agreement may be payable in shares of Stock under the Plan.

(c) (i) Up to 50%, which amount may be subject to change from time to time by the Administrator, of the annual amount of Stock awarded to
an  Employee  pursuant  to  Section  4(b)  hereof   may, at  the  sole
discretion of the Administrator, vest not later than two years after the end of the incentive compensation year applicable to such award of Stock and, unless otherwise specified by the Administrator, shall not vest and will expire in the event the Employee is not employed by the Company on or prior to the date on which the Stock vests with the Employee due to (A) voluntary termination by the Employee or (B)
termination   by   the   Company   for   Cause  (as  defined  herein).
Notwithstanding the foregoing, stock awarded to an Employee which remains subject to a vesting period hereunder will immediately vest upon the retirement of such Employee after attaining the age of 65.

(ii) For purposes of the Plan, a voluntary termination by an Employee will not be deemed to occur in the event such Employee is Constructively Terminated (as defined herein).

(iii) In the event an Employee dies while in the employ of the Company, all Stock awarded to such Employee which remains subject to a vesting period hereunder will immediately vest and be delivered to such Employee's estate as soon as practicable after such Employee's death.

(iv)   For purposes of the Plan:

(A) "Cause" shall mean (1) an Employee's continuing willful failure to perform his duties with respect to the Company (other than as a result of total or partial incapacity due to physical or mental illness), (2) gross negligence or malfeasance by an Employee in the performance of his duties with respect to the Company, (3) an act or acts on an Employee's part constituting a felony under the laws of the United States or any state thereof which results or was intended to result directly or indirectly in gain or personal enrichment by such Employee at the expense of the Company or (4) any other circumstances set forth in an employment agreement between the Company and such Employee which would constitute grounds for the Company to terminate the employment of such Employee for cause (as defined in the applicable employment agreement).
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(B)  "Constructively Terminated" shall mean (1) a reduction in an amount equal to or greater than 15 percent of an Employee's Base Salary (as defined herein), (2) a material reduction in an Employee's job function, duties or responsibilities or (3) a required relocation of an Employee of more than 50 miles from such Employee's current job location; provided, however, that the employment with the Company or its divisions or subsidiaries of a President of Operations will not be deemed to be Constructively Terminated in the event he or she is required to be a Division Chairman or Division President with the Company or its
divisions   or   subsidiaries   and   has  job  functions,  duties  or
responsibilities of a Division Chairman or Division President and/or is required to relocate in connection with such change in position; provided, further, that the employment with the Company or its divisions or subsidiaries of a Division Chairman or Division President will not be deemed to be Constructively Terminated in the event he or she is required to be a Division Chairman or Division President of a division other than the division he or she is currently employed by and has job functions, duties or responsibilities of a Division Chairman or Division President and/or is required to relocate in connection with such change in position; provided, further, that the employment of an Employee will not be deemed Constructively Terminated unless such Employee actually terminates his or her employment with the Company within 60 days after the occurrence of an event specified in clause (1), (2) or (3) above.

(C) "Base Salary" shall mean an amount equal to an Employee's maximum annual base salary in effect at any time after the effective date of the Plan, excluding any incentive compensation or bonus payable or paid to an Employee.

(d) (i) All Stock awarded to Employees hereunder but not subject to vesting pursuant to Section 4(c) hereof shall be delivered to such Employees within 30 days after the determination of the price of the Stock pursuant to Section 5 hereof.

(ii) Subject to Section 4(c) hereof, all Stock awarded to Employees hereunder which is subject to a vesting period hereunder shall be delivered to such Employees within 31 days after the expiration of such vesting period.

(e) In the event the Company is subject to an extraordinary corporate transaction, including, without limitation, a merger, consolidation or tender offer, the Administrator shall have the right, in its sole discretion, to accelerate the vesting period of any or all Stock subject to vesting hereunder.

5.  Price and Valuation.

(a) The Stock will be issued to Employees in consideration of services rendered to the Company by such Employees as reflected in any incentive compensation plans or the incentive compensation provisions of any employment or compensation agreement.
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(b)  For  purposes of determining  the number of shares of Stock to be issued to an Employee hereunder in lieu of cash compensation, the Administrator shall divide the amount of cash that would otherwise be distributed to such Employee by:

(i) with respect to the incentive compensation plans of the Company or incentive agreements which are based on the financial results of the Company's fiscal year, the average closing price of the Stock on the New York Stock Exchange (the "NYSE") for the 10 consecutive trading days immediately following the date on which the Company releases such financial results for such fiscal year; or

(ii) with respect to any other incentive compensation plans of the Company or incentive agreements, the average closing price of the Stock on the NYSE for the later to occur of the (A) last 10 trading days of the month immediately following the conclusion of the specified period for such incentive compensation program and (B) 10 consecutive trading days immediately following the date on which the Company releases its financial results for its most recent fiscal year.

(c) The closing price of the Stock, as of any particular day, will be as reported in The Wall Street Journal; provided, however, that if the Stock is not listed on the NYSE on any applicable day, the closing price for such day will be not less than the fair market value of the Stock on such day, as determined by the Administrator based on such empirical evidence as it deems to be necessary under the circumstances.

6.  Term and Effective Date.

The Plan will become effective upon (i) approval by the Board, and (ii) solely with respect to Employees subject to Section 16 of the Exchange Act, approval by the affirmative vote of a majority of the shares of voting capital stock of the Company present or represented and entitled to vote at the 1994 annual meeting of the Company's stockholders. When so approved, the Plan shall be deemed to have been in effect as of January 1, 1994 and shall terminate on December 31, 1998.

7.  Stock Adjustments.

(a) The total amount of Stock reserved and issuable under the Plan and Stock awarded but not yet vested will be appropriately adjusted for any increase or decrease in the number of outstanding shares of Stock resulting from payment of a stock dividend on the Stock, a subdivision
or   combination  of  the  Stock,  a  reclassification  of  the  Stock, consolidation or a merger in which the Company will be the surviving corporation.
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(b)  After any merger of one or more corporations into the Company  in which the Company will not be the surviving corporation, or after any consolidation of the Company and one or more other corporations, each Employee who is entitled to Stock hereunder will be entitled to receive, in lieu of the number of shares of Stock as to which such Employee was previously entitled, the number and class of shares of stock or other securities or other consideration to which such Employee would have been entitled pursuant to the terms of the applicable agreement of merger or consolidation if at the time of such merger or consolidation such Employee had been a holder of record of a number of shares of Stock equal to the number of shares for which such Employee was then entitled to receive subject to vesting. Comparable rights will accrue to each Employee in the event of successive mergers or consolidations of the character described above.

(c) The adjustments described in this Section 7 and the manner of application of the foregoing provisions will be determined by the Administrator in its sole discretion. Any such adjustment may provide for the elimination of fractional shares.

8.  Transferability.

An Employee who acquires Stock hereunder will only transfer such Stock in compliance with applicable federal and state securities laws. Employees who are affiliates of the Company may generally dispose of their shares in accordance with Rule 144 promulgated under the Securities Act of 1933, as amended. Employees may not transfe r or assign any interest in any Stock awarded hereunder until such Stock is vested with such Employee other than by will or the laws of descent and distribution.

9.  Rights as a Stockholder.

Any Employee entitled to receive Stock hereunder will have no rights as a stockholder with respect to any share of Stock until such Employee has become the holder of record of such share of Stock upon vesting, and, except for stock dividends as provided in Section 7 hereof, no adjustment will be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights in respect of such Stock for which the record date is prior to the date on which such Employee will become the holder of record thereof.

10.  Investment Purpose.

At the time of issuance of any Stock, the Company may, if it will deem it necessary or desirable for any reason, require an Employee to represent in writing to the Company that (a) it is such Employee's then intention to acquire the Stock for investment purposes and not with a view to the distribution thereof and/or (b) upon acquisition of the Stock, the Employee will not beneficially own in excess of 4.9 percent of the value of the equity securities (as defined in Rule 3a11-1 under the Exchange Act) of the Company; provided that for purposes of this
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Section 10(b), all outstanding options and  convertible  securities to acquire Stock shall be deemed to be exercised or converted; provided, further, that this Section 10(b) shall be inoperative after June 21, 1995.

11.  Right to Terminate Employment.

Nothing contained herein will restrict the right of the Company to terminate the employment of any Employee at any time.

12.  Finality of Determinations.

Each determination, interpretation, or other action made or taken pursuant to the provisions of the Plan by the Administrator will be final and be binding and conclusive for all purposes.

13.  Subsidiary and Parent Corporations.

Unless the context requires otherwise, references under the Plan to the Company will be deemed to include any subsidiary corporations and parent corporations of the Company, as those terms are defined in Section 425 of the Internal Revenue Code, as amended.

14.  Governing Law.

The Plan will be governed by the laws of the State of Delaware.

15.  Amendment and Termination.

The Administrator may at any time terminate, amend or modify the Plan in any respect it deems suitable; provided, however, that, solely with respect to persons subject to Section 16 of the Exchange Act, no such action of the Administrator, without the approval of the stockholders of the Company, may (i) materially increase the benefits accruing to employees eligible to receive Stock under the Plan, (ii) materially increase the total amount of Stock which may be awarded under the Plan or (iii) materially modify the requirements for participation in the Plan; provided, further, that no amendment, modification or termination of the Plan may in any manner affect (A) any Stock (whether vested or not) theretofore awarded under the Plan without the consent of the Employee to whom Stock has been awarded or (B) modify the award of Stock to the Employee designated by the Administrator.

16.  Override.

(a) With respect to persons subject to Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Administrator fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Administrator.
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(b)  All transactions pursuant to terms of the Plan, including, without limitation, awards and vesting of Stock, shall only be effective at such time as counsel to the Company shall have determined that such transaction will not violate federal or state securities or other laws. The Administrator may, in its sole discretion, defer the effectiveness of such transaction to pursue whatever actions may be required to ensure compliance with such federal or state securities or other laws.